WEBSITE DEVELOPMENT SERVICES AGREEMENT

This Agreement is made and entered into on August 4, 2025 (the "Effective Date") by and between:

Party 1 (Developer): Vinunique Eurasia Trade Limited, with address at Room 8, S-V, 6/F, Valiant Industrial Centre, 2-12 Au Pui Wan Street, Fotan, NT, Hong Kong, represented by Maidaniuk Andrii, Director.

Party 2 (Client): Nex Neo Tech Inc., with address at 100 24th Street West, Billings, MT 59102, USA, represented by Anastasiia Reish, Director.

Hereinafter collectively referred to as the "Parties" and individually as a "Party".

1. Subject of the Agreement

The Developer agrees to provide website development services for the Client in accordance with the technical requirements and scope of work described herein and in Attachment A (Project Breakdown & Cost Calculation), which forms an integral part of this Agreement.

2. Scope of Work and Project Stages

The project is divided into six (6) stages, each with a defined description, start date, and completion date:

Stage 1 – UI/UX Design

Dates: August 4, 2025 – August 8, 2025

Description:

Wireframes and layout structure (25 hours)

High-fidelity page designs (4 pages) (30 hours)

Mobile responsiveness adaptation (15 hours)

Total estimated hours for Stage 1: 70 hours.

Stage 2 – Frontend Development

Dates: August 11, 2025 – August 15, 2025

Description:

Landing Page implementation (28 hours)

About and Services pages (16 hours)

Blog list and post view layouts (15 hours)

Responsive layout finalization (5 hours)

Total estimated hours for Stage 2: 64 hours.

Stage 3 – Backend Development

Dates: August 18, 2025 – August 21, 2025

Description:

Blog post creation module (18 hours)

Contact form processing (15 hours)

Basic admin interface (10 hours)

Total estimated hours for Stage 3: 43 hours.

Stage 4 – Blog Functionality Enhancements

Dates: August 20, 2025 – August 22, 2025

Description:

Blog categorization and tagging (10 hours)

Search and filtering integration (16 hours)

UI integration with backend CMS (10 hours)

Total estimated hours for Stage 4: 36 hours.

Stage 5 – Quality Assurance (Internal Testing)

Dates: August 25, 2025 – August 27, 2025

Description:

Cross-device testing (12 hours)

Link validation and content verification (10 hours)

Total estimated hours for Stage 5: 22 hours.

Stage 6 – Basic SEO Optimization

Dates: August 27, 2025 – August 29, 2025

Description:

Meta tags and meta descriptions setup (10 hours)

Page titles and alt attribute definitions (15 hours)

Total estimated hours for Stage 6: 25 hours.

3. Completion Date

The final stage is scheduled for completion on August 29, 2025 ("Completion Date").

4. Payment Terms

4.1. The total cost of services is USD 26,000 as per Attachment A.

4.2. On the Effective Date (August 4, 2025), the Client shall pay in full for Stage 1. The Client may voluntarily pay for more than one stage at that time.

4.3. The Client shall pay for the remaining stages within 30 calendar days from the Completion Date (i.e., by September 28, 2025).

4.4. The Client may make payments in installments or in full, at their discretion.

4.5. All payments shall be made to the Developer’s designated bank account.

5. Transfer of Rights

All intellectual property rights to the developed website shall be transferred to the Client on the Completion Date (August 29, 2025), regardless of whether full payment has been made by that time.

6. Confidentiality

Both Parties agree to maintain the confidentiality of all proprietary information received from the other Party during the term of this Agreement.

7. Governing Law

This Agreement shall be governed by and construed in accordance with the laws of either Hong Kong or the State of Montana, USA, as mutually agreed by the Parties in writing.

8. Miscellaneous

Any amendments or modifications to this Agreement shall be made in writing and signed by both Parties.

Signatures

Developer: by: /s/ Vinunique Eurasia Trade Limited, Date: August 4, 2025

Client: by: /s/ Nex Neo Tech Inc., Date: August 4, 2025

Attachment 1 – Project Breakdown & Cost Calculation

Functional Module	Estimated Hours	Rate (USD/hr)	Subtotal (USD)
UI/UX Design			$7000
– Wireframes and layout structure	25	$100	$2500
– High-fidelity page designs (4 pages)	30	$100	$3000
– Mobile responsiveness adaptation	15	$100	$1500
Frontend Development			$6400
– Landing Page implementation	28	$100	$2800
– About and Services pages	16	$100	$1600
– Blog list and post view layouts	15	$100	$1500
– Responsive layout finalization	5	$100	$500
Backend Development			$4300
– Blog post creation module	18	$100	$1800
– Contact form processing	15	$100	$1500
– Basic admin interface	10	$100	$1000
Blog Functionality Enhancements			$3600
– Blog categorization and tagging	10	$100	$1000
– Search and filtering integration	16	$100	$1600
– UI integration with backend CMS	10	$100	$1000
Quality Assurance (Internal Testing)			$2200
– Cross-device testing	12	$100	$1200
– Link validation and content verification	10	$100	$1000
Basic SEO Optimization			$2500
– Meta tags and meta descriptions setup	10	$100	$1000
– Page titles and alt attribute definitions	15	$100	$1500
Total	260		$26,000

Signatures

Developer: by: /s/ Vinunique Eurasia Trade Limited, Date: August 4, 2025

Client: by: /s/ Nex Neo Tech Inc., Date: August 4, 2025